Exhibit 10.24

AMENDMENT NO. 1 TO
SEPARATION AND SETTLEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO SEPARATION AND SETTLEMENT AGREEMENT (“Amendment”) is made as of the 30th day of September 2013 (the “Effective Date”) by and among Mount Knowledge Holdings, Inc., a Nevada corporation (the “Company”), and Birch First Global Investments Inc., a U.S. Virgin Islands corporation (“BFGI”).

Recitals

WHEREAS, the Company and BFGI are parties to that certain Separation and Settlement Agreement dated as of December 28, 2012 (the “Original Agreement”) pursuant to which the Company and BFGI agreed to settle the outstanding balance of certain funds owed by the Company to BFGI, in the aggregate amount of US$92,900 (the “Original Outstanding Obligation”);

WHEREAS, the Company and BFGI desire to amend the Original Agreement to correct an error in the stated amount of the Original Outstanding Obligation;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Amendment agree as follows:

Agreement

Section 1.

Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

Section 2.

Amendment to Original Agreement.  The Original Agreement is hereby amended to change the amount of the Outstanding Obligation to US$60,900 (the “Adjusted Outstanding Balance”) to reflect payments made to BFGI and not accounted for in the Original Agreement.

Section 3.

Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment and  (ii) all references in the other Transaction Documents, to “the Separation and Settlement Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4.

Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

Company:

MOUNT KNOWLEDGE HOLDINGS, INC.

By:

/s/ James D. Beatty________
Name: James D. Beatty

Title: President and Chief Executive Officer

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